UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2016 (September 22, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 5.07

Submission of Matters to a Vote of Security Holders

On September 22, 2016, a majority of the Company’s shareholders, representing 55.6% of the issued and outstanding shares of the Company’s common stock as of September 15, 2016, approved and ratified, via written consent (“Written Consent”), the Company’s 2016 Equity Incentive Plan (“2016 Plan”). The 2016 Plan reserves for issuance up to 6,000,000 shares of the Company’s common stock for issuances in connection with, among other things, the recruitment and the retention of employees, directors and consultants.

The foregoing is only a brief description of the 2016 Plan and does not purport to be a complete description of such 2016 Plan. For more information please refer to Exhibit 4.1, incorporated herein by reference

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Information Statement on Schedule 14C (the “Information Statement”) will be sent or given to the Company’s shareholders of record who did not execute the Written Consent approving the 2016 Plan. The actions taken pursuant to the Written Consent, as outlined in the Information Statement, will become effective on the date that is twenty (20) calendar days after the date the Information Statement is first sent or given to such shareholders.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

4.1	2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: September 23, 2015	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer